Vasomedical, Inc.
180 Linden Avenue
Westbury, New York 11590
Tel: (516) 997-4600 Fax: (516) 997-2299
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                                  NEWS RELEASE
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Contact:                                       Investor Relations:
Thomas Glover, President & CEO                 516-997-4600 ext. 790
516-997-4600                                   investorrelations@vasomedical.com
Thomas Fry, CFO
516-997-4600


        VASOMEDICAL REPORTS FOURTH QUARTER FISCAL 2006 FINANCIAL RESULTS

WESTBURY, N.Y. (August 28, 2006) - Vasomedical, Inc. (OTCBB: VASO.OB), a leader in the noninvasive treatment and management of cardiovascular diseases, today announced financial results for the three and twelve months ended May 31, 2006.

Total revenues were $1.9 million in the fourth quarter of fiscal 2006, compared with total revenues of $3.8 million in the fourth quarter of fiscal 2005. Revenues from equipment sales declined approximately 72% to $822,000 in the fourth quarter of fiscal 2006 compared to $2,888,000 for the same period in the previous year. Equipment rentals and services were $1,063,000 in the three months ended May 31, 2006, up approximately 11% from $960,000 for the same period in the previous year. The Company recorded a net loss attributable to common shareholders of $504,000 or $0.01 per common share during the three months ended May 31, 2006, compared to a loss of $1,001,000 or $0.01 per common share in the same period in fiscal 2005.

Thomas Glover, president and chief executive officer of Vasomedical, commented, "EECP(R) therapy has been proven to be an effective, safe, noninvasive, low cost therapy for ischemic heart disease, however the therapy continues to face significant challenges obtaining broader adoption in the cardiology community due in large part to reimbursement policies that limit the patient population and restrict availability of the therapy. We are committed to working diligently with leading physicians in the cardiology community to obtain a broader understanding of the therapy's many benefits and with CMS to expand reimbursement coverage for patients not already covered under the existing guidelines."

Mr. Glover continued, "In order to preserve cash we have found it necessary to reduce expenditures in all areas including clinical research, product development, as well as sales and marketing, and we are continuing to restructure our costs to be better aligned with potential near-term sales. These cuts, while necessary, have delayed our ability to advance the adoption of EECP therapy in the medical market place."

For the fiscal year 2006, total revenues were $10.9 million, compared with $15.1 million for the fiscal year 2005. The net loss attributable to common shareholders for the fiscal year ended May 31, 2006, was $11.6 million, or $0.19 per share, which included a non-recurring income tax expense for $7.1 million or $0.12 per share compared with a net loss of $5.6 million, or $0.10 per share, for the fiscal year ended May 31, 2005.

As of May 31, 2006, the Company had cash, cash equivalents and certificates of deposit balances of $2.9 million compared with $2.7 million as of May 31, 2005 and working capital as of May 31, 2006 of $2.9 million as compared with $3.9 million as of May 31, 2005.

Conference Call

The company will not be holding a conference call at this time to discuss these financial results.

About EECP(R) Therapy
EECP external counterpulsation therapy is typically given in 35 one-hour sessions over seven weeks. Patients recline on a contoured treatment table and their calves, lower thighs and upper thighs are wrapped in a pneumatic cuff set. The system, which is synchronized to the individual patient's cardiac cycle, inflates the cuffs with air to create external pressure when the heart is resting and deflates the cuffs just before the next heartbeat. The system's action, which pulses counter to the heart's beating, increases blood flow to the heart muscle and other organs and decreases the heart's workload, creating a greater oxygen supply for the heart muscle while lowering its need for oxygen.

About Vasomedical
Vasomedical, Inc. is primarily engaged in designing, manufacturing, marketing and supporting EECP external counterpulsation systems based on the Company's unique proprietary technology. EECP therapy is a noninvasive, outpatient therapy for the treatment of diseases of the cardiovascular system currently indicated for use in cases of stable or unstable angina, congestive heart failure, acute myocardial infarction and cardiogenic shock. The therapy serves to increase circulation in areas of the heart with less than adequate blood supply and may restore systemic vascular function. The Company provides hospitals, clinics and private practices with EECP equipment, treatment guidance and a staff training and equipment maintenance program designed to provide optimal patient outcomes. Additional information is available on the Company's website at www.vasomedical.com. EECP is a registered trademark for Vasomedical's enhanced external counterpulsation systems.

Except for historical information contained in this release, the matters discussed are forward-looking statements that involve risks and uncertainties. When used in this report, words such as "anticipated," "believes," "could," "estimates," "expects," "may," "plans," "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Among the factors that could cause actual results to differ materially are the following: the effect of the dramatic changes taking place in the healthcare environment; the impact of competitive procedures and products and their pricing; medical insurance reimbursement policies; unexpected manufacturing or supplier problems; unforeseen difficulties and delays in product development programs; the actions of regulatory authorities and third-party payers in the United States and overseas; uncertainties about the acceptance of a novel therapeutic modality by the medical community; and the risk factors reported from time to time in the Company's SEC reports, including the ability of the Company to continue as a going concern. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                               (Tables to follow)

                       Vasomedical, Inc. and Subsidiaries

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                  ASSETS                                          May 31, 2006        May 31, 2005
CURRENT ASSETS
     Cash and cash equivalents                                                      $2,386                $990
     Certificates of deposit                                                            --               1,758
     Accounts receivable, net of an allowance for doubtful accounts of
       $411 and $395 at May 31, 2006 and 2005, respectively                            843               1,892
     Inventories, net                                                                2,700               3,360
     Other current assets                                                              108                 224
                                                                                 ---------------     ---------------
         Total current assets                                                        6,037               8,224

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $2,613 and
   $2,627 at May 31, 2006 and 2005, respectively                                     1,569               2,234
DEFERRED INCOME TAXES                                                                   --              14,582
OTHER ASSETS                                                                           306                 321
                                                                                 ---------------     ---------------
                                                                                    $7,912             $25,361
                                                                                 ===============     ===============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued expenses                                            $938              $1,569
     Current maturities of long-term debt and notes payable                             97                 148
     Sales tax payable                                                                 173                 217
     Deferred revenue                                                                1,601               1,667
     Accrued director fees and executive compensation                                  175                  --
     Accrued warranty and customer support expenses                                     30                 111
     Accrued professional fees                                                          62                 401
     Accrued commissions                                                                93                 178
                                                                                 ---------------     ---------------
         Total current liabilities                                                   3,169               4,291

LONG-TERM DEBT                                                                         853                 948
ACCRUED WARRANTY COSTS                                                                   2                   8
DEFERRED REVENUE                                                                       722                 884
OTHER LIABILITIES                                                                       --                  67

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value; 1,000 shares authorized; issued and
       outstanding at May 31, 2006 and 2005                                             --                  --
     Common stock, $.001 par value; 110,000 shares authorized; and 65,192 and 58,553 shares at May 31, 2006 and 2005, respectively, issued
       and outstanding                                                                  65                  58
     Additional paid-in capital                                                     46,149              51,451
     Accumulated deficit                                                           (43,048)            (32,346)
                                                                                 ---------------     ---------------
         Total stockholders' equity                                                  3,166              19,163
                                                                                 ---------------     ---------------
                                                                                    $7,912             $25,361
                                                                                 ===============     ===============

                       Vasomedical, Inc. and Subsidiaries

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                 Twelve Months Ended May 31,            Three Months Ended,
                                                                                              May 31,
                                                 ---------------------------        ---------------------------
                                                    2006            2005               2006             2005
                                                 -----------    ------------        -----------     -----------
Revenues
   Equipment sales                                  $6,821        $11,517                $822          $2,888
   Equipment rentals and services                    4,122          3,579               1,063             960
                                                 -----------    ------------        -----------     -----------
     Total revenues                                 10,943         15,096               1,885           3,848

Cost of Sales and Services
   Cost of sales, equipment                          3,374          4,224                 619           1,188
   Cost of equipment rentals and services            1,400          1,281                 407             316
                                                 -----------    ------------        -----------     -----------
     Total cost of sales and services                4,774          5,505               1,026           1,504
                                                 -----------    ------------        -----------     -----------
   Gross profit                                      6,169          9,591                 859           2,344

Operating Expenses
   Selling, general and administrative               7,866         12,007               1,095           2,918
   Research and development                          1,806          3,064                 277             543
   Provision for doubtful accounts                     110             11                  21            (124)
                                                 -----------    ------------        -----------     -----------
     Total operating expenses                        9,782         15,082               1,393           3,337

                                                 -----------    ------------        -----------     -----------
   LOSS FROM OPERATIONS                             (3,613)        (5,491)               (534)           (993)

Other Income (Expense)
   Interest and financing costs                        (82)          (105)                (17)            (20)
   Interest and other income, net                       76             74                  16              22
                                                 -----------    ------------        -----------     -----------
      Total other income (expense)                      (6)           (31)                 (1)              2

                                                 -----------    ------------        -----------     -----------
LOSS BEFORE INCOME TAXES                            (3,619)        (5,522)               (535)           (991)
   Income tax expense, net                          (7,082)           (40)                 31             (10)
                                                 -----------    ------------        -----------     -----------
NET LOSS                                           (10,701)        (5,562)               (504)         (1,001)
   Preferred stock dividend                           (878)            --                  --              --
                                                 -----------    ------------        -----------     -----------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS
                                                   $(11,579)       $(5,562)              $(504)       $(1,001)
                                                 ===========    ============        ===========     ===========


Net loss per common share
     - basic                                         $(0.19)        $(0.10)             $(0.01)         $(0.01)
                                                 ===========    ============        ===========     ===========
     - diluted                                       $(0.19)        $(0.10)             $(0.01)         $(0.01)
                                                 ===========    ============        ===========     ===========

Weighted average common shares outstanding
     - basic                                         61,351         58,548              65,173          58,553
                                                 ===========    ============        ===========     ===========
     - diluted                                       61,351         58,548              65,173          58,553
                                                 ===========    ============        ===========     ===========



REVENUES BY GEOGRAPHIC REGION
   United States business                           $10,080         $13,673             $1,764          $3,102
   Non-domestic business                                863           1,423                121             746
                                                  -----------     -----------        -----------     -----------
                                                    $10,943         $15,096             $1,885          $3,848
                                                  ===========     ===========        ===========     ===========


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